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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: July 2, 1996



                              KAYDON CORPORATION


A Delaware Corporation


Commission File Number: 0-12640            IRS Employer I.D. Number 13-3186040


19345 U.S. 19 North, Suite 500, Clearwater, FL 34624
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(Address of Principal Executive Offices)


Registrant's Telephone Number: (813) 531-1101
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                              TABLE OF CONTENTS


                                   FORM 8-K

                              KAYDON CORPORATION

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ITEM NUMBER                                                     PAGE

        Item 5.         Other Events                             1,2


        Signatures                                               3
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Item 5.    Other Events

       1. On June 25, 1996, the Company issued the press release attached as Page 2 hereto.

       2. The Defense Logistics Agency of the Defense Contract Management Command (DCMC) has sent the Company a letter alleging recent product quality problems relating to the Kaydon swashplate bearing used in the Sikorsky H-53E helicopter and informing Kaydon that DCMC is planning a review/audit of the overall quality system employed by the Company. Other program management offices, procurement activities and prime contractors are expected to participate in the review/audit.

      3. Sikorsky Aircraft Corporation has asserted that a "Mishap Board" led by Sikorsky with the participation of the Naval Safety Center and the Defense Contract Management Command has concluded that unspecified deficiencies in the manufacture and inspection of a Kaydon swashplate bearing used in the H-53E Sikorsky helicopter that crashed on May 9, 1996, resulted in the bearing's self-destruction. The Company did not participate in the issuance of this report, and Sikorsky has refused to provide the Company a copy of the report. The Company is conducting its own review of this incident.


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                                PRESS RELEASE
                                -------------

CONTACT:  Stephen K. Clough                             For Immediate Release
          (813) 531-1101, ext. 306




Clearwater, Florida; June 25, 1996

        Kaydon Corporation has received a subpoena issued by the U.S. District Court in Bridgeport, Connecticut, on behalf of a Grand Jury investigating the May 9, 1996 accident in Stratford, Connecticut, involving an H-53E Sikorsky helicopter in which four persons died. The Grand Jury has requested documents and records relating to a bearing manufactured by Kaydon and used in the H-53E Helicopter.

        Kaydon is presently reviewing documents and records in preparing its response to the subpoena, and intends to cooperate fully with the subpoena. The Department of the Navy and Sikorsky Aircraft Corporation are also conducting investigations of this accident.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                        KAYDON CORPORATION


Date:   July 2, 1996


                                        /s/ Stephen K. Clough
                                        -----------------------------------
                                        Stephen K. Clough
                                        President & Chief Executive Officer



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